BY-LAWS

                                       of

                                   AGWAY INC.

                         As Amended to October 22, 2001
                         ------------------------------

                                     GENERAL


                  1.1   Certificate  of   Incorporation.   The   certificate  of
                        --------------------------------
incorporation of the corporation is hereby made a part of these by-laws and all matters hereinafter contained in these by-laws shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation. All references in these by-laws to the certificate of incorporation shall be construed to mean the certificate of incorporation as from time to time amended. The name and purposes of the corporation shall be as set forth in the certificate of incorporation.

                  1.2      Definitions.  As used in these by-laws, the following
                           -----------
terms have the following meanings:

                          (a)  "Person" means any individual, partnership, firm,
corporation, association, or any other form of business organization.

                          (b)  "Farmer"    means    any    person  who  produces
agricultural products for sale.

                          (c)  "Member"   means   any   person    meeting    the
qualifications specified in section 2.1 of these by-laws; and for purposes solely of sections 9.1-9.4 of these by-laws, also includes any contract patron.

                          (d)  "Contract Patron" means any person who is a party
to a contract with the corporation providing for the payment of patronage refunds authorized by section 9.6 of these by-laws.

                                   MEMBERSHIP

                  2.1     Members. The following persons shall be members of the
                          -------
corporation:

                          (a)  Any farmer or cooperative organization of farmers
which:



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                               (1)  is  a  record holder of one share of $25 par
value membership common stock of this corporation, and

                               (2)  has purchased farm supplies or farm services
or has marketed farm products through this corporation since the beginning of the preceding fiscal year of the corporation.

                  A cooperative organization of farmers, which acts only as a dealer of the corporation in the distribution of farm supplies, shall not thereby be qualified for membership.

                  2.2   Non-Members. All persons or organizations, not qualified
                        -----------
for membership under section 2.1 of these by-laws, who shall purchase from or market through the corporation shall be non-members of the corporation, and, except in the case of contract patrons, shall not be entitled to share in refunds based on their patronage.

                  2.3   Privileges of Membership.   Each  member  shall have the
                        ------------------------
following rights and privileges:

                       (a) As a stockholder, to participate in and vote at meetings of stockholders as provided in section 2.4 of these by-laws.

                       (b) To participate in patronage refunds as provided in sections 9.1-9.5 of these by-laws.

                  2.4   Voting.
                        ------
                       (a) All voting rights shall be vested in the $25 par value membership common stock of the corporation, the record holder of which shall be entitled to only one vote to be cast by the holder thereof in person, or by proxy, at any meeting of stockholders; each holder of membership common stock shall be entitled to only one vote regardless of the number of shares held.

                       (b) At any meeting of stockholders at which there is an election of directors, directors shall be elected by a vote of the holders of a plurality of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon.

                       (c) Except as otherwise provided by the laws of Delaware, the certificate of incorporation or these by-laws, all other actions taken at a meeting of stockholders shall be determined by a majority vote at a meeting at which a quorum is present.


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                  2.5   Representative of a Member or Stockholder. If any member
                        -----------------------------------------
or stockholder is other than a natural person, such member or stockholder may be represented by any officer thereof or by any other individual duly authorized by a writing executed and filed with the secretary of the corporation.

                  2.6   Non-Transferability  of Membership.  No membership shall
                        ----------------------------------
be assigned or transferred either voluntarily or involuntarily or by operation of law.

                  2.7   Termination  of  Membership.   A  membership  shall   be
                        ---------------------------
terminated:

                        (a) By transfer or the tender for purchase by the corporation by a member of the member's share of $25 par value membership common stock of the corporation, such termination to be effective upon the recording of such transfer or purchase upon the stock records of the corporation.

                        (b) By the call for redemption by the corporation of the member's share of $25 par value membership common stock of the corporation because the person has ceased to be a member of the corporation as defined in section 2.1 of these by-laws.

                        (c) By the call for redemption by the corporation of the member's share of $25 par value membership common stock of the corporation because such redemption is necessary to maintain the status of the corporation as an agricultural cooperative under applicable law.

                  2.8   Membership Common Stock.  The ownership of $25 par value
                        -----------------------
membership common stock of the corporation is limited to one share per holder.

                      CAPITAL STOCK AND PATRONS' INTERESTS

                  3.1  Capital Stock. The amount of the authorized capital stock
                       -------------
and the par value of the shares shall be as fixed in the certificate of incorporation. The issuance of any shares of capital stock of any class shall be authorized by the board of directors by resolution fixing the consideration for such issue.

                  3.2  Certificates  of  Stock.  Certificates  of stock  will be
                       -----------------------
signed in the name of the corporation by the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. Such signatures may be facsimile. Certificates shall be numbered and registered in the order in which they are issued and the seal of the corporation shall be affixed thereto.



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                  Notwithstanding  anything to the  contrary in this section 3.2 of these by- laws, certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

                  3.3   Loss of  Certificate.  In case  of the  alleged  loss or
                        --------------------
destruction or of the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation (i) an affidavit (in form and substance satisfactory to the corporation) describing the loss, theft or destruction of any such certificate, and/or (ii) a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  3.4   Transfer of  Shares  of  Stock.  Shares  of stock of the
                        -------------------------------
corporation shall be transferable only on the books of the corporation by assignment in writing by the owner thereof, the owner's attorney legally constituted, or the owner's legal representatives, upon surrender and cancellation of the certificates therefor and, in the case of common stock, only with the written consent of the corporation, endorsed on the certificate of stock. Any actual or attempted transfer of the corporation's stock in violation of this Section 3.4 shall be void and the corporation shall treat the original owner as the continuing owner of the stock for all purposes. Shares of common stock may not be transferred except absolutely. The corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes except as otherwise expressly provided by the laws of the State of Delaware.

                  3.5   Redemption or Purchase of Shares of Stock.  Whenever any
                        -----------------------------------------
stock is called by the corporation for redemption, or whenever any $25 par value membership common stock held by a person who has ceased to be a member is presented by the holder for sale to the corporation, the certificates representing such stock duly endorsed for transfer and bearing any appropriate transfer stamps shall be delivered at the principal office of the corporation or at such bank or trust company as may be specified in the call by the corporation. Payment for any stock so delivered shall be made by the corporation promptly after such delivery. After call duly made in accordance with the foregoing provisions (unless such stock shall have been duly delivered as required by such call and the corporation shall have failed to make payment therefor within one week after such delivery), the stock covered by such call shall be deemed to have been purchased by the corporation on the date fixed by the call for redemption and the holder thereof shall not thereafter be entitled to vote in


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respect to such stock,  or otherwise to enjoy any of the privileges and benefits of ownership thereof, but only to receive, after delivery of the certificates therefor, payment for such stock as hereinbefore provided.

                  3.6   Record Date. The board of directors may fix in advance a
                        -----------
date not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the stockholders, or not exceeding sixty (60) days preceding the date for payment of any dividend, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting or entitled to receive a payment of any such dividend; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the corporation after such record date so fixed.

                  3.7   Rights, Limitations and Priorities of Patrons' Interest.
                        -------------------------------------------------------

                        (a)  Revolving   Fund   Certificates.    Revolving  fund
                             -------------------------------
certificates issued by any predecessor corporation in lieu of cash patronage refunds, or by this corporation in exchange for such certificates issued by a predecessor corporation, shall be redeemed at face amount, fully or pro rata, in the order of issuance by year if and when the board of directors in its sole discretion considers the funds represented thereby no longer necessary for corporate purposes. In the event of dissolution, such certificates shall be retired in full or on a pro rata basis. No interest shall be paid on revolving fund certificates.

                        (b)  Retained  Margins  and Patrons' Equities.  Retained
                             ----------------------------------------
margins (any net margin retained by the corporation or any predecessor and apportioned to patrons on the books of the corporation or of predecessor corporations, but not allocated to patrons in the form of any written notice) and patrons' equities (retained net margin of the corporation or any predecessor allocated to patrons in the form of a written notice other than a revolving fund certificate) constitute the residual equity of the corporation which, subject to reduction by losses, shall be held for the benefit of patrons, past as well as present, having an interest therein pursuant to the provisions of these by-laws or the by-laws of any predecessor corporation. Retained margins and patrons' equities entitle the holders thereof to the same rights and privileges, and neither shall enjoy any preference over the other. No person shall be entitled to any distribution of assets with respect of retained margins or patrons' equities prior to the dissolution of the corporation. In the event of dissolution, after payment in full of all debts and of any amounts to which the holders of preferred stock, revolving fund certificates and common stock shall be entitled pursuant to the provisions of these by-laws, the remaining assets of the corporation shall be distributed proportionately among those persons having interests in retained margins


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and patrons'  equities and in accordance with such interests as reflected on the books of the corporation and predecessor corporations.

                            MEETINGS OF STOCKHOLDERS

                  4.1   Annual Meeting. The annual meeting of stockholders shall
                        --------------
be held each year on a date and at a time designated by the board of directors. The annual meeting shall be held at such place, within or without the State of Delaware, or, if so determined by the board of directors in its sole discretion, at no place (but rather by means of remote communication), as may be fixed by the board of directors. At the meeting, directors shall be elected and any other business properly brought before the meeting pursuant to these by-laws may be transacted.

                  4.2   Special Meeting.  Except as  otherwise  provided  in the
                        ---------------
Certificate of Incorporation or in these by-laws, a special meeting of stockholders for the transaction of business as may properly come before the meeting may be called at any time by the chairman, or in the chairman's absence by the vice-chairman, or by a majority of the board of directors. Only such business may be transacted as is specified in the notice of the special meeting. The board of directors or, in the absence of action by the board of directors, the chairman of the board or, in the chairman's absence the vice-chairman, shall have the sole power to determine the time, place and date for any special meeting of stockholders. Following such determination, it shall be the duty of the secretary to cause notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time, place and date and in accordance with the record date determined by the board of directors or by the chairman of the board, or in the chairman's absence by the vice- chairman.

                  4.3    Notice of   Meetings.   Notice  of  all   meetings   of
                         --------------------
stockholders, stating the time, place, if any, date, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the place within the city, other municipality or community or electronic network at which the list of stockholders may be examined, shall be delivered in accordance with applicable law to each stockholder entitled to vote not less than ten (10) days nor more than sixty (60) days before the time of such meeting unless the lapse of the prescribed period of time shall have been waived.

                  4.4   Adjournment and  Notice.  Any  meeting of  stockholders,
                        -----------------------
annual or special, may be adjourned from time to time solely by the chair of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any. The stockholders present at a meeting shall not have the authority to adjourn the meeting. If the time, date, and place, if any, thereof, and the means of remote communication, if any, by which the stockholders


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and the proxy holders may be deemed to be present and in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) days, no notice need be given of any such adjourned meeting. If the adjournment is for more than thirty (30)
days,  if  the  time,   date  and  place,  if  any,  and  the  means  of  remote
communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice shall be given by the Secretary as required for the original meeting.

                  4.5   Order of Business.  Meetings  of  stockholders  shall be
                        -----------------
presided over by the vice-chairman of the board or by another chair designated by the board of directors. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the board of directors, the chairman of the stockholders' meeting shall have the exclusive right to determine the order of business and to prescribe other such rules, regulations and procedures and shall have the authority in his or her discretion to regulate the conduct of any such meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of the corporation, or any other person appointed by the chair of the meeting, shall act as secretary of each meeting.

                  4.6   Quorum. The  presence  in  person  or  by  proxy  at any
                        ------
meeting of stockholders of the greater of (i) one hundred (100) persons each holding a share of $25 par value membership common stock, or (ii) the minimum number of stockholders required under applicable law to establish a quorum, shall constitute a quorum for the transaction of business. The chair of the meeting shall have the power and duty to determine whether a quorum is present at any meeting of stockholders. The stockholders present at a duly called and held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the subsequent withdrawal of stockholders from the meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote


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in the  election of  directors of such other  corporation  is held,  directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

                  4.7   Postponement or Cancellation of Meeting.  Any previously
                        ---------------------------------------
scheduled annual or special meeting of the stockholders may be postponed or canceled by resolution of the board of directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

                  4.8   Inspectors of  Election.  In advance  of any  meeting of
                        -----------------------
stockholders, the board of directors may appoint Inspectors of Election to act at such meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person acting as chair of any such meeting may, and on the request of any stockholder or proxy holder shall, make such appointment. There shall be at least two (2) Inspectors of Election at any such meeting. In case any person appointed as Inspector of Election shall fail to appear or to act, the vacancy may be filled by the person acting as chair of the meeting.

                  4.9    Notice of Stockholder Business.
                         ------------------------------

                        (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (iii) otherwise properly be requested to be brought before the meeting by a stockholder in compliance with the procedures set forth in this paragraph. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (x) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the meeting, and (y) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was communicated to stockholders or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public


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announcement  of an adjournment  or  postponement  of a meeting of  stockholders commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the corporation's notice of meeting given pursuant to these by-laws.

                           (b)  To be in proper written form, such stockholder's
notice to the secretary shall set forth in writing (x) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), (iii) any material interest of the stockholder and beneficial owner in such business, and (iv) any other information relating to such stockholder, beneficial owner or business that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder; and
(y) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address, as they appear on the corporation's books, of such stockholder and of such beneficial owner, (ii) the class or series and number of shares of the capital stock of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to propose the items of business set forth in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal, and
(vi) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and any rules and regulations promulgated thereunder.

                           (c)    Notwithstanding anything in the by-laws to the
contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in these by-laws. The chairman of an annual meeting has the power and authority to, and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance


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with the  provisions  of  section  4.9 of these  by-laws,  and if he  should  so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this section 4.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                           (d)  Notwithstanding the foregoing provisions of this
section 4.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this section 4.9.

                  4.10     Director Nominations.
                           --------------------
                           (a)  Only  persons  who  are  nominated in accordance
with the procedures set forth in this paragraph shall be eligible for election as directors of the corporation. Nominations for the election of directors may be made at a meeting of stockholders pursuant to the corporation's notice of meeting (or any supplement thereto) (i) by the board of directors (or a duly authorized committee thereof), (ii) by any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in this paragraph, or (iii) by the secretary of the corporation pursuant to section
5.3 of these by-laws. Elections of directors shall be conducted at a special meeting of stockholders only as described in the corporation's notice of meeting given pursuant to these by-laws.

                           (b)     All nominations by stockholders shall be made
pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a stockholder's notice shall be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation at the principal executive offices of the corporation not later than (x) with respect to an election to be held at an annual meeting of stockholders which is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty
(120) days prior to such anniversary date, and (y) with respect to an election to be held at an annual meeting of stockholders which is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders or to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the date on which notice of the date of such meeting is first mailed to stockholders or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.

                           (c)   Notwithstanding anything in the second sentence
of section 4.10(b) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at a meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice required by this section 4.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

                           (d)  To be in proper written form, such stockholder's
notice shall set forth, (x) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, (iv) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (v) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to
Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (y) as to such stockholder giving notice and the beneficial owner, if any, (i) the name and address, as they appear on the corporation's books, of the stockholder, and the beneficial owner, if any, who intends to make the nomination and of the person or persons to be nominated, (ii) the class or series and number of shares of the capital stock owned beneficially and of record by such stockholder and by such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that the stockholder or the beneficial owner, if any, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between the stockholder and/or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                           (e)    No  person shall be eligible for election as a
director unless nominated in accordance with the procedures set forth in the by-laws of the corporation. The chair of the meeting has the power and the authority to and shall, if the facts warrant, determine and declare to the meeting that a nomination of a person was not made in compliance with the foregoing procedure, and if he or she shall so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this section 4.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                           (f)   For   purposes   of   these  by-laws,   "public
announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

                           (g)   Notwithstanding  the  foregoing  paragraphs  of
this section 4.10, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this section 4.10.

                  4.11     Procedures for Action By Written Consent.
                           ----------------------------------------

                           (a)  (i) The record date for determining stockholders
entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this section 4.11(a). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in section 4.11(a)(ii) below. The board of directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to section 4.11(a)(ii)) no later than ten (10) days after the date on which such request is received by the corporation, the board of directors may fix a record date for such purpose.

                                  (ii) Any stockholder's notice required by this
section 4.11(a) shall describe each action that the stockholder proposes to take by consent. For each such proposal of business or nomination for election as a director, the notice shall comply with the notice requirements set forth in sections 4.9 and 4.10, as they are applicable.

                           (b)   Every  written  consent  purporting  to take or
authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this section 4.11 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this section 4.11, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.

                           (c)   A Consent shall be delivered to the corporation
by delivery to its registered office in the State of Delaware or to the secretary at the principal executive offices of the corporation. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

                           In the  event of the delivery to the corporation of a
Consent, the secretary shall provide for the safekeeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the board of directors, the secretary shall promptly designate, in accordance with the terms of section 4.8 hereof, two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary under this section 4.11(c). If after such investigation the secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this section 4.11(c), the secretary or the Inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

                           No action by  written consent without a meeting shall
be effective until such date as the secretary or the Inspectors (as the case may be) certify to the corporation that the Consents delivered to the Corporation in accordance with section 4.11(c) represent at least the minimum number of votes that would be necessary to take the action.

                           Nothing  contained  in this section 4.11 shall in any
way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                    DIRECTORS

                  5.1   Number and Qualification. The board of  directors  shall
                        ------------------------
consist of not less than twelve (12) nor more than seventeen (17) people, as fixed from time to time by the board of directors. At least twelve (12) of the directors shall be members of the corporation, except that members who are employees of the corporation or dealers of the corporation's farm supplies shall not be eligible for election as member directors. Up to two (2) directors shall be other directors who are not required to be members of the corporation. Without regard to the foregoing limitations, the corporation shall nominate the chief executive officer for election at any meeting at which such person is subject to election as a director. The term of any director who is also the chief executive officer of the corporation shall expire immediately and automatically upon the termination for any reason or for no reason of such person as the chief executive officer of the corporation. All directors shall represent the interests of all common stockholders.

                  5.2    Nomination  Regions.  The  territory   in   which   the
                         -------------------
corporation  primarily operates shall be divided into nomination regions,  three
(3) in number, described as follows:

                  Region A Commonwealth of Massachusetts; States of Connecticut; Maine; New Hampshire; New Jersey (northern half); State of New York, counties of Albany, Dutchess, Clinton, Columbia, Essex, Franklin, Fulton, Greene, Hamilton, Herkimer (northern half), Jefferson, Lewis, Montgomery, Orange, Putnam, Rensselaer, Rockland, Saratoga, Schenectady, Schoharie, St. Lawrence, Sullivan, Ulster, Warren, Washington, Westchester; New York City and Long Island counties; States of Rhode Island; and, Vermont.

                  Region B State of New York, counties of Allegany, Broome, Cattaraugus, Cayuga, Chautauqua, Chemung, Chenango, Cortland, Delaware, Erie, Genesee,
                              Herkimer    (southern    half),
                              Livingston, Madison, Monroe, Niagara, Oneida, Onondaga, Ontario, Orleans, Oswego, Otsego, Schuyler, Seneca, Steuben, Tioga, Tompkins, Wayne, Wyoming and Yates.

                  Region C.   Commonwealth  of Pennsylvania; States of Delaware;
                              Maryland; New Jersey (southern half); Ohio; and, northern West Virginia.

                  5.3      Nomination Procedures.
                           ---------------------

                        (a) The Membership and Nominating Committee of the board of directors, appointed under section 7.3 of these by-laws, shall have the responsibility for identifying persons to be nominated by the board of directors for election at any meeting of the stockholders.

                        (b) For each year, there shall be appointed by the chairman of the board,or by the chairman's designee, three (3) Region Nominating Task Forces to identify and recommend at least one potential member candidate who resides in the region for each member director position to be filled in that region. Each Region Nominating Task Force shall consist of a chairman who shall be a member director and one member director from the region, neither of whom is standing for re-election during such year, and at least four (4) members from the director nominating forum of the region. The Region Nominating Task Force may supply initial recommendations to and solicit recommendations from the director nominating forum regarding potential candidates for election to the board of directors.

                        (c) In each region there shall be a director nominating forum comprised of members who reside in the region. The members of the director nominating forums shall represent a majority of members' purchases of farm supplies from the corporation during the preceding fiscal year as determined annually by the board of directors.

                        (d) Each Region Nominating Task Force shall request recommendations from each director nominating forum with respect to potential member candidates who reside in the region for each member director position to be filled in that region for election to the board of directors. Each member of the director nominating forum shall have one vote in the director nomination process.

                        (e) Each Region Nominating Task Force shall recommend to the Membership and Nominating Committee the member who resides in that region, who need not be the person recommended by the director nominating forum, it deems best qualified to serve as member director from such region for each member director position to be filled in that region.

                        (f) The Membership and Nominating Committee shall recommend to the board of directors the member candidates and other candidates for each director position to be filled, who need not be any of the persons recommended by the Region Nominating Task Force, it deems best qualified to be nominated by the board of directors for election at any meeting of stockholders.

                        (g) The board of directors shall select the candidates, who need not be any of the persons recommended by the Membership and Nominating Committee, to be nominated on behalf of the board for each election of directors.

                  5.4    Vacancies.
                         ---------

                        (a) Any vacancy on the board of directors of a member director occurring during the term of such member director, caused by an increase in the authorized number of directors, death, resignation or otherwise may be filled for the unexpired portion of the term or until a successor shall be elected, by a vote of a majority of the directors then in office, even if less than a quorum, at any regular or special meeting of the board. If the term of a member director being replaced extends beyond the next annual meeting, the newly elected director shall stand for election by the stockholders at the next annual meeting for the balance of the term. Any vacancy shall be filled by a person from the same region as the member director being replaced.

                        (b) Any vacancy on the board of directors of any other director occurring during the term of such other director, caused by an increase in the authorized number of directors, death, resignation or otherwise may be filled for the unexpired portion of the term or until a successor shall be elected by a vote of a majority of the directors then in office, even if less than a quorum, at any regular or special meeting of the board. If the term of any other director being replaced extends beyond the next annual meeting, the newly elected director shall stand for election by the stockholders at the next annual meeting for the balance of the term.

                        (c) In case the entire board of directors shall die or resign, the president or secretary of the Corporation, or any ten (10) stockholders may call and cause notice to be given for a special meeting in the same manner that the chairman may call such a meeting, and directors for the unexpired terms may be elected at such special meeting.

                  5.5   Regular  Meetings. Regular  meetings  of  the  board  of
                        -----------------
directors may be held at such time, date and place as may be appointed by the board, which time may be changed from time to time. At least annually, at a regular meeting of the board of directors, the election of officers, including the chairman of the board, the vice-chairman and the president and chief executive officer shall be conducted.

                  5.6   Special  Meetings.  A special  meeting  of the  board of
                        -----------------
directors shall be held whenever and at such location called by the chairman, or by the vice-chairman of the board in the absence of the chairman, or by any five
(5) directors. The purpose or purposes of any special meeting will be specified in the notice relating thereto. Any and all business may be transacted at a special meeting.

                  5.7   Notice of Meetings of  Directors. Three (3) day's notice
                        --------------------------------
of regular meetings of the directors need be given except that in case of a change in the time for regular meetings written notice of such change shall be given to directors who were not present at the meeting when such change was made. Notice of each special meeting shall be given pursuant to section 12.3 of these by-laws, showing the time and place, at least twenty-four (24) hours prior to the time of such meeting.

                  5.8   Conference Telephone  Meetings.  Members of the board of
                        ------------------------------
directors, or any committee thereof, may participate in a meeting of the board of directors or such committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  5.9   Adjournment.   Notice  of  the  time, date  and place of
                        -----------
holding an adjourned meeting shall be given to all directors.

                  5.10  Quorum.  Except as herein  provided,  a majority  of the
                        ------
directors in office shall be necessary to constitute a quorum for the transaction of business. In the event of an extreme emergency, including a substantial disruption of communication as a result of a disaster, whether nuclear, labor strike, flood, hurricane or any other cause, making it extremely difficult or impossible to assemble a majority of the board for a duly called meeting, and such emergency has been declared, either by the president, or, in his or her absence, the chairman of the board, or by the President of the United States, or by any of the Governors of the states in which the corporation does business, a quorum of the board of directors for the transaction of business at a meeting duly called shall not be less than one-third of the directors.

                  5.11   Compensation  of  Directors.  Directors, as such, shall
                         ---------------------------
not receive  any stated  compensation  for their services unless its payment has been first authorized by the board of directors. In addition to an annual retainer, the board of directors may allow a reasonable per diem and expenses for attendance at any meeting of the board or of the Executive and Compensation Committee, and any other meeting or official business.

                  5.12   Removal  for  Cause.   A  director  may  be removed for
                         -------------------
failure to attend three (3) consecutive meetings of the board without adequate cause, or for other neglect of duty, or for any other cause. Such removal may be effected in either of the following two ways:

                         (a)    Removal  may  be  by  the vote or consent of the
holders of a majority of the shares entitled to vote at an election of directors; or

                         (b)    Removal may be by the affirmative vote of three-
fourths (3/4) of the entire board (excluding the director complained of) at any regular or special meeting of the board, following reasonable notice to the director complained of and a hearing by the board of directors; provided, however, that in the event of any such removal, the board of directors, if requested in writing by the director subject to removal within ten (10) days of the removal decision by the board of directors, shall call a special meeting of the stockholders to confirm or overrule the decision of the board of directors. If the earliest practicable date to hold the special meeting of the stockholders falls within ninety (90) days of the date of the annual meeting as provided in section 4.1 of these by-laws, the matter shall be presented to the stockholders for a vote at the annual meeting. At the meeting of stockholders at which the question of the removal of the director is presented for a vote, the director complained of shall be provided a reasonable opportunity to present his or her position. The vote of the holders of a majority of the shares, present and voting, entitled to vote at an election of directors shall confirm or overrule the decision of the board of directors. Until such time as the stockholders act on the removal of the director complained of, if the stockholders are required to do so, neither the board of directors nor the stockholders shall fill the vacancy caused by the removal of the director.

                         A vacancy resulting from a vote of the stockholders may
be filled by the stockholders at the meeting voting the removal and if not so filled shall be filled by the board of directors as provided in section 5.4 of these by-laws.

                               POWERS OF DIRECTORS

                  6.1   General  Powers.  Subject  to  the  limitations  of  the
                        ---------------
certificate of incorporation, of the by-laws and of the statutes of the State of Delaware relating to action which shall be authorized or approved by stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is expressly declared that the board of directors shall have the following powers to wit:

                        (a) To control the affairs and business of the corporation and to establish and enforce rules and regulations not inconsistent with the laws of the State of Delaware, the certificate of incorporation or by-laws, for the guidance of its officers and the management and conduct of its affairs and business.

                        (b) To borrow money and incur indebtedness for corporate purposes, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of indebtedness and securities therefor, and to do every act and thing necessary to effectuate the same.

                             COMMITTEES OF THE BOARD

                  7.1    Executive  Committee.  An Executive  Committee  may  be
                         --------------------
established by resolution adopted by a majority of the whole board, to consist of such number of directors as may be specified, which shall have and may exercise, in the intervals between meetings of the board, all the powers and authority of the board of directors, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                  7.2    Audit Committee.  An Audit Committee may be established
                         ---------------
by resolution adopted by a majority of the whole board, to consist of at least three (3) financially literate member or other directors one of whom has financial expertise, to assure members, investors, and others that the system of internal controls established by management effectively safeguard the corporation's assets, real and intangible; that the corporation's financial reporting meets generally accepted standards and the directors' expectations for quality and integrity. The chief executive officer shall not be eligible for appointment to the Audit Committee. The board of directors shall adopt a charter for the Audit Committee, and the Audit Committee shall review this charter annually to assess the charter's adequacy. This charter shall specify the scope of the Audit Committee's responsibilities, including the selection, evaluation and replacement of auditors and overseeing auditor independence.

                  7.3    Compensation  Committee.  A Compensation  Committee may
                         -----------------------
be established by resolution adopted by a majority of the whole board, to consist of such number of directors as may be specified, to review and make recommendations on compensation issues. The chief executive officer shall not be eligible for appointment to the Compensation Committee.

                  7.4    Membership and Nominating  Committee.  A Membership and
                         ------------------------------------
Nominating Committee may be established by resolution adopted by a majority of the whole board, to consist of such number of directors as may be specified, to review and make recommendations on membership issues and to conduct the director nomination procedures as set forth in section 5.3 of these by-laws.

                  7.5    Other  Committees of the Board.  Other  committees  may
                         ------------------------------
be established, from time to time, by resolution adopted by a majority of the whole board specifying the number of members and prescribing the committee functions and duties. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                             OFFICERS AND MANAGEMENT

                  8.1    Corporate  Officers.  The  officers  of the corporation
                         -------------------
shall be elected by the board of directors and shall be three (3) board officers, a chairman of the board, a vice-chairman, a president and chief executive officer; and, executive officers consisting of one or more vice-presidents, a secretary, a controller, a treasurer and a general counsel. The board may also appoint any other employee officers whom the board of directors may see fit in its discretion to designate. The chairman of the board and the vice-chairman shall be elected by the member directors from their number. The president and chief executive officer shall recommend executive and employee officers to the board of directors.

                  8.2    Election  and Term of Office. On the  recommendation of
                         ----------------------------
the president and chief executive officer, executive and employee officers shall be elected annually at the first meeting of the board of directors following the annual meeting of stockholders, or at such other time as the board of directors shall determine. Unless sooner removed by the board of directors, or unless they resign or become disqualified, all officers shall hold office until their successors are chosen and have qualified. Any officer, whether elected or appointed by the board of directors, may be removed at any time by a majority vote of all of the directors.

                  8.3   Powers  and  Duties. Subject at all times to the control
                        -------------------
and direction of the board of directors, the president and chief executive officer shall conduct the business of the corporation in accordance with its purposes, and shall have administrative authority over all personnel, including executive employee officers, in the employ of the corporation; and each employee officer shall have and exercise the powers and duties usual to his or her office or delegated to him or her by the board of directors.

                  8.4   Compensation  of  Officers.  Officers shall each receive
                        --------------------------
such compensation as may be fixed by the directors. The president and chief executive officer shall recommend compensation for executive officers to the board of directors.

                  8.5   Vacancies.   A  vacancy  occurring  in any office may be
                        ---------
filled by a majority of the directors then in office at any regular or special meeting of the board.

                  8.6   Checks, Bills and Notes.  All checks,  drafts,  bills of
                        -----------------------
exchange, notes, orders for the payment of money and other negotiable instruments of the corporation shall be made in the name of the corporation, and shall be signed by any one of the following: the president, any vice president, the secretary, treasurer, controller, or any assistant secretary, assistant treasurer or assistant controller. The board of directors may also delegate to other officers or agents the power to sign or countersign such instruments. No officers or agents of the corporation singly or jointly with others shall have the power to make any bill payable, note or check or other negotiable instrument or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name or on behalf of the corporation, except as provided in these by-laws, and as authorized by the board of directors. Bills of exchange, checks, notes and other negotiable instruments received by the corporation shall be endorsed for collection by such officers or agents as may be designated by the board of directors for that purpose.

                              PATRONAGE ACCOUNTING

                  9.1   Scope  of Patronage  Refund  Provisions.  The provisions
                        ---------------------------------------
of sections 9.2-9.5 of these by-laws provide for patronage refunds only with respect to that portion of the corporation's business consisting of sales of farm supplies. Patronage refunds, if any, with respect to marketing operations will be paid only pursuant to marketing contracts with members and contract patrons providing for the payment of such refunds.

                  9.2   Definitions.  As  used  in sections 9.2-9.5 of these by-
                        -----------
laws:

                        (a)    Member.  The term "member" includes any member of
                               ------
the corporation as defined in section 1.2(c) of these by-laws and also any person who has entered into a patronage refund contract with the corporation as authorized by section 9.5 of these by-laws. The term "non-member" refers to any person who is not a member as that term is defined in the preceding sentence.

                         (b)   Net  Margin.  The "net margin" of the corporation
                               -----------
shall be taxable income from sales of farm supplies for the fiscal year, as computed for federal income tax purposes, but without taking into account any deductions for patronage refunds.

                         (c)   Member  Margin.  "Member  margin"  shall  be that
                               --------------
portion of the net margin derived from sales of farm supplies to members, determined by multiplying the net margin by the percentage of gross purchasing volume which is attributable to sales of farm supplies to members.

                         (d)   Volume  Subject  to  Refund.   "Volume subject to
                               ---------------------------
refund" is the gross volume of the corporation from sales of farm supplies for any fiscal year, reduced by that portion of such volume attributable to business with non-members, and increased by the average percentage mark-up necessary to reflect an equivalent volume at the retail level.

                         (e)   Member's Pro Rata Share.  Each "member's pro rata
                               -----------------------
share" of any refund or reserve shall be computed by multiplying the amount or volume subject to refund attributable to such member by a percentage determined by dividing the total refund or reserve to be allocated, as the case may be, by the total amount of volume subject to refund.

                         (f)   Patronage  Refund.  The  term  "patronage refund"
                               -----------------
shall include a patronage refund or rebate or any amount paid to a patron pursuant to section 9.5 of these by-laws on the basis of business done with or for such a patron.

                   9.3   Reasonable  Reserves.  The  board  of directors may set
                         --------------------
aside each fiscal year, from the net margin of the corporation, such amounts as the board of directors in its discretion deems necessary for the efficient prosecution of the corporation's business, provided however, that no amounts shall be set aside which are not reasonable in amount, giving due regard to the purposes thereof (such amounts being sometimes hereinafter referred to as "reasonable reserves"). Any reserves set aside pursuant to section 9.3 of these by-laws shall be allocated first to all net earnings, as defined in (ii) of section 9.4 of these by-laws, of the corporation other than member margin and, to the extent that such reserves exceed such net earnings, to member margin. Such reasonable reserves may be used for such proper corporate purposes as shall be determined by the board of directors, including, but not limited to the accumulation of working capital, contributions to sinking funds to meet future indebtedness, payment of Federal income and excess profits taxes, acquisition of funds for expansion or replacement, or accumulations of reserves to offset price declines. The corporation shall maintain records sufficient to afford permanent means for apportioning to each member his or her pro rata share of all amounts retained by the corporation as reasonable reserves for each fiscal year.

                  9.4   Dividends on Capital  Stock. The  board of directors may
                        ---------------------------
set aside each fiscal year from funds available therefor such amounts as the board deems appropriate for payment as dividends on issued and outstanding capital stock. Such amounts shall be allocated pro rata between (i) member margin and (ii) all other net earnings of the corporation (including both net margin derived from purchasing business conducted with non-members, and earnings not derived from purchasing).

                  9.5    Payment of Patronage Refunds.
                         ----------------------------

                        (a)  Obligation  to  Pay  Patronage Refunds.
                             ---------------------------------------
The corporation shall be obligated, as soon as practicable after the close of each fiscal year and in no event later than 8 1/2 months after the close thereof, to pay each member in cash as a patronage refund his or her pro rata share of all member margin remaining after deducting amounts, if any, set aside therefrom by the board of directors (1) as reasonable reserves pursuant to section 9.3 of these by-laws and (2) for payment as dividends on issued and outstanding capital stock pursuant to section 9.4 of these by- laws; provided that the amount of patronage refunds thus determined shall be increased or decreased to the extent necessary to enable the obligation for the payment of such refunds to be expressed as a percentage of volume.

                        (b)  Minimum   Payment  of  Patronage  Refunds.
                             -----------------------------------------
Notwithstanding the provisions of paragraph (a) of section 9.5 of these by-laws, the board of directors shall fix and/or amend from time to time the minimum amount which shall be paid as a patronage refund and any amount less than that so fixed shall not be distributed to the member entitled thereto (unless he claims it in cash) but shall be retained by the corporation as through it were part of a reasonable reserve set aside pursuant to section 9.3 of these by-laws.

                        (c)  Obligation to Pay Patronage Refunds Absolute.  The
                             --------------------------------------------
corporation shall be absolutely liable for the payment of patronage refunds as provided herein without further action on the part of any officer or of the board of directors.

                        (d)  Place of Purchase.  Each  member  shall be entitled
                             -----------------
to his or her respective pro rata share of any patronage refunds paid with respect to Agway distributed goods purchased from Agway and certain dealers. The corporation may enter into such contracts, undertakings and understandings with certain dealers as may be necessary and proper to insure that each member will receive his or her pro rata share of such refunds.

                  9.6    Contract Patrons. The  board of directors may authorize
                         ----------------
the appropriate officers and/or employees of the corporation to contract to pay and to pay patronage refunds to patrons other than the members as defined in section 1.2(c) of these by-laws, provided the amounts of such patronage refunds are determined upon the same basis and under the same terms and conditions as those of such members, and provided further that any such contract shall be entered into prior to the accumulation of any gross receipts subject to the charge of such patronage refunds.

                                    MARKETING

                  10.1   Marketing  Contracts.  The  terms  and conditions under
                         --------------------
which agricultural products of members shall be marketed may be established by marketing contracts to be executed by the corporation and its members on an individual commodity or commodity group basis, not inconsistent with the provisions of these by-laws.

                                 INDEMNIFICATION

                  11.1   Right  to  Indemnification.    The  corporation   shall
                         --------------------------
indemnify and hold harmless, as such separate and independent rights shall be applicable to the fullest extent possible under applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in section 11.3, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the corporation.

                  11.2   Prepayment of Expenses.  The corporation  shall pay the
                         ----------------------
expenses (including attorneys' fees) incurred by an Indemnitee of the corporation in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under sections 11.1-11.7 of these by-laws or otherwise. Except as otherwise provided in Section 11.3, the corporation shall be required to pay expenses in advance in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the corporation.

                  11.3    Claims. If a claim for  indemnification or advancement
                          ------
of expenses under sections 11.1-11.7 of these by-laws is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the reasonable expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

                  11.4    Nonexclusivity of Rights.  The rights conferred on any
                          ------------------------
Indemnitee by sections 11.1-11.7 of these by-laws shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  11.5    Other Sources. The corporation's  obligation,  if any,
                          -------------
to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

                  11.6    Amendment  or Repeal.  Any repeal or  modification  of
                          --------------------
the foregoing provisions of sections 11.1-11.5 of these by-laws shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  11.7    Other  Indemnification  and  Prepayment  of  Expenses.
                          -----------------------------------------------------
Sections 11.1-11.6 of these by-laws shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify or to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                  MISCELLANEOUS

                  12.1    Principal  Office.    The  principal  office   of  the
                          -----------------
corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle.

                  12.2    Other Offices.  The principal office outside the State
                          -------------
of Delaware shall be at DeWitt, New York. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware as the board of directors may from time to time appoint, or the business of the corporation may require.

                  12.3    Method of Giving Notice.   Whenever  in  these by-laws
                          -----------------------
notice is required to be given, it may be given by any one or more of the following methods:
                           (a)      Delivered personally; or

                           (b)      Written notice either deposited  in the mail
postage prepaid or sent by telegraph, addressed to the residence or place of business of the person to be notified as the same shall appear on the records of the corporation; or

                           (c)      To members or stockholders by publication in
any corporation  bulletin or other periodical mailed to members or stockholders;
or

                           (d)      Any  other  means permitted under applicable
law, including by means of electronic transmission pursuant to Section 232 of the Delaware General Corporation Law.

                  12.4    Waiver of Notice.  The  transactions of any meeting of
                          ----------------
the board of directors or any committee however called and noticed or wherever held, shall be as valid as though had at a meeting duly held, after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors or committee members not present signs a written waiver of notice, a waiver of notice by electronic transmission or a consent to holding such meeting. All such waivers or consents shall be filed with the corporate records or made a part of the minutes of the meeting.

                  12.5    Effect of Holiday.   If the time designated herein for
                          -----------------
any meeting shall fall upon a legal holiday, then any such meeting shall be held on the next day following which is not a holiday.

                  12.6    Fiscal Year.  The fiscal year of the corporation shall
                          -----------
extend from July 1 to June 30 following.

                  12.7     Seal.  The  seal of the corporation shall be circular
                           ----
in form and shall have inscribed thereon the name of the corporation, the year of organization and the words: "Corporate Seal, Delaware."

                  12.8     Amendments.  These by-laws may be amended or repealed
                           ----------
or new by-laws adopted as follows:

                           (a)    At  any  meeting of stockholders, by a vote of
a majority of the stockholders present and voting, provided that the notice of the meeting shall have set forth the substance of the proposed amendment, repeal or new by-law provision upon which the vote is taken, or

                           (b)    By vote of a majority of the directors present
at a meeting at which a quorum is present unless otherwise provided by law, the certificate of incorporation or these by-laws.